EXHIBIT G

NIHAO AGREEMENT

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), made and entered into as of this 23rd day of June, 2011, by and among Nihao China Corporation, a British Virgin Islands company (“Seller”) and WP X Investments IV Ltd. (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller desires to sell 1,250,000 ordinary shares, par value $0.0001 per share (the “Shares”), of Xueda Education Group, an exempted company incorporated in the Cayman Islands (the “Company”), registered in the name of Seller, to Buyer and Buyer desires to buy the Shares from Seller:

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

1.    Sale and Purchase of Shares.

(a)           Sale and Purchase. Subject to compliance with all of the terms and conditions of this Agreement, Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, at the Closing (as hereinafter defined) the Shares for an aggregate of Five Million U.S. Dollars ($5,000,000) (the “Purchase Price”), subject to adjustment as provided in Section 1(c).

(b)           The Closing.

(i)           The closing of the sales and purchases of the Shares pursuant to Section 1(a) (the “Closing”) shall take place at such time, place and date as Seller and Buyer shall agree (the “Closing Date”).

(ii)           At the Closing:

(A)           Seller shall cause the Company to deliver (i) one or more duly executed duly instruments of transfer in original form, registered in the name of the Buyer, (ii) a certified true copy of the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) approving the transactions contemplated hereby and thereby and instructing the registered office provider of the Company to update the Register of Members of the Company to evidencing the Shares being transferred to the Buyer; and (iii) a written receipt confirming the Seller’s receipt of the Purchase Price from the Buyer; and

(B)           Buyer shall deliver to Seller the Purchase Price by (x) wire transfer, (y) cancellation of indebtedness owed by Seller to Buyer (including affiliates of Buyer), or (z) any combination of the foregoing.

(c)           Adjustment in Connection with Share Changes.  If the Company, after the date of this Agreement, but prior to the Closing, shall combine or split its ordinary shares, the Shares shall be proportionately decreased or proportionately increased.

(d)           Representations and Warranties. The parties agree that in the event that the execution and delivery of this Agreement and the Closing pursuant to Section 1(a) do not occur simultaneously, the representations and warranties contained herein shall also be deemed to be made as of the Closing Date.

(e)           Long-Stop Date.  If the Closing fails to occur on or prior to the tenth (10th) Business Day after the Board adopts the Resolutions (the “Long-Stop Date”), the Buyer and the Seller shall each have the right (but not the obligation) to terminate this Agreement and the transaction contemplated hereunder.  If either the Buyer or the Seller terminates this Agreement pursuant to this Section 1(e), the parties hereto shall be relieved of any and all of their obligations under this Agreement without prejudice to any accrued rights they may have and the Seller shall retain ownership of the Shares provided that Seller has returned to Buyer any of the Purchase Price that it has received from Buyer.  For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or Sunday, on which commercial banks are open for normal business in Hong Kong.

(f)           Efforts to Consummate Closing.  The Parties shall use best efforts to ensure that the Closing occurs prior to the Long-Stop Date.

2.    Representations, Warranties and Covenants of Seller.

(a)           Seller represents and warrants that it has been duly organized and is validly existing as a limited liability company in good standing in its jurisdiction of formation.

(b)           Seller represents and warrants that Principal is the sole shareholder and sole beneficiary of Seller.

(c)           Seller represents and warrants that it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary corporate action.

(d)           Seller represents and warrants that the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Seller is a party or by which Seller is bound and will not violate, with or without notice or passage of time or both, any statute, law, rule, regulation or order of any court or governmental authority.

(e)           Seller represents and warrants that there is no authorization, consent, order or approval of, or notice to, or filing with, any governmental authority required to be obtained as a condition to the lawful consummation by Seller of the sale of the Shares pursuant to this Agreement.

(f)           Seller represents and warrants that this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors’ rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

(g)           Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(h)           Seller represents it is entitled to receive the Purchase Price free of withholding of any tax.

(i)           Seller understands that Buyer may be in possession of material non-public information regarding the Company, that such information has not been disclosed to it by Buyer and that Seller waives any claims that it may have against the Buyer in connection with Buyer’s failure to disclose such information in connection with this Agreement.

(j)           If, after the date of this Agreement, Seller receives any distribution in cash or in kind in respect of the Shares, Seller shall cause the same to be delivered to Buyer at the earlier of the Closing or receipt and in the case of an in-kind distribution to use its best efforts to cause the property delivered to be registered in Buyer’s name.

(k)           If, after the date of this Agreement, but prior to the Closing, for any reason Seller is entitled to exercise any rights (including the right to vote) with respect to the Shares, Seller agrees that it shall act or refrain from acting, as may be appropriate, in respect of any request, act, decision or vote with respect to the Shares solely at the direction of Buyer.

(l)           No “directed selling efforts” (as defined in Rule 902 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) have been made by the Seller, any of its affiliates or any person acting on its behalf with respect to any Shares that are not registered under the Securities Act; and none of such persons has taken any actions that would result in the sale of the Shares to the Buyer under this Agreement requiring registration under the Securities Act.

3.    Representations, Warranties and Covenants of Buyer.

(a)           Buyer represents and warrants that it has been duly organized and is validly existing as a limited liability company in good standing in its jurisdiction of formation.

(b)           Buyer represents and warrants that it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary corporate action.

(c)           Buyer represents and warrants that the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Buyer is a party or by which Buyer is bound and will not violate, with or without notice or passage of time or both, any statute, law, rule, regulation or order of any court or governmental authority.

(d)           Buyer represents and warrants that there is no authorization, consent, order or approval of, or notice to, or filing with, any governmental authority required to be obtained as a condition to the lawful consummation by Buyer of the purchase of the Shares pursuant to this Agreement.

(e)           Buyer represents and warrants that this Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors’ rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses and to the discretion of the court before which enforcement is sought.

(f)           Buyer understands that Seller may be in possession of material non-public information regarding the Company, that such information has not been disclosed to it by Seller and that Buyer waives any claims that it may have against the Seller in connection with Seller’s failure to disclose such information in connection with this Agreement.

(g)           Buyer is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act.  Buyer has been advised and acknowledges that in selling the Shares to Buyer pursuant hereto, the Seller is relying upon the exemption from registration provided by Regulation S under the Securities Act.

4.   Representations and Warranties with Respect to the Shares.

(a)           Seller represents and warrants that Seller is the sole record and beneficial owner of the Shares and that the Shares are fully paid.

(b)           Seller represents and warrants that Seller has good and marketable title to the Shares and the right and authority to sell the Shares to Buyer pursuant to this Agreement.

(c)           Seller represents and warrants that upon payment for and delivery of Shares to Buyer at a Closing in accordance with the terms of this Agreement, Buyer shall be the owner of such Shares, free and clear of any lien, encumbrance or other adverse claim.

5.   Conditions to Buyer’s Obligations.

(a)   The obligations of the Buyer to purchase the Shares from the Seller are subject to the satisfaction, or the waiver by the Buyer, on or prior to the Closing Date, of the following conditions:

(i)           the representations and warranties of the Seller contained herein shall be true and complete when made and shall be true and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date;

(ii)           the Seller shall have performed in all material respects all of their covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

(iii)           the Company and the Buyer shall have entered into a letter agreement, in a form acceptable to the Buyer, pursuant to which the Company shall endeavor to grant to Buyer customary registration rights with respect to the Shares;

(iv)           the Buyer shall have received a certified true copy of the Resolutions of the Board approving the transactions contemplated hereby and thereby and instructing the registered office provider of the Company to update the Register of Members of the Company to evidencing the Shares being transferred to the Buyer;

(v)           the Seller shall have delivered to Buyer a certified true copy of the register of the members of the Seller dated within five (5) Business Days preceding the Closing; and

(vi)           there shall have been no Material Adverse Effect (as defined below) since the date of this Agreement.

(b)           For the purposes of this Section 5, “Material Adverse Effect” means a material adverse effect on the business (as presently conducted and proposed to be conducted), assets (including intangible assets), affairs, liabilities, condition (financial or otherwise), properties or results of operations of the Company.

6.   Conditions to Seller’s Obligations.  The obligations of the Seller to sell the Shares to the Buyer are subject to the satisfaction, or the waiver by the Seller, on or prior to the Closing Date, of the following conditions:

(a)           the representations and warranties of the Buyer contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; and

(b)           all covenants, agreements and conditions contained in this Agreement to be performed by the Buyer on or prior to the Closing shall have been performed or complied with in all material respects.

7.   Covenants.

(a)           Register of Members.  Within three (3) business days after the Closing, Seller shall cause the Company to deliver a certified true copy of the register of the members of the Company, evidencing the Shares being transferred to the Buyer.

(b)           Filings and Registrations.  After the Closing, Seller shall in a timely manner duly complete all filings and registrations with relevant governmental authorities as required by applicable laws and regulations to be obtained in connection with the sale of the Shares by Seller pursuant to this Agreement.

8.           Indemnity.  The Seller shall indemnify and hold the Buyer and its respective directors, officers and agents (each, an “Indemnified Party”) harmless from and against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and (ii) any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”) resulting from or arising out of: (i) the breach of any representation or warranty of the Seller contained in this Agreement or in any schedule or exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of the Seller contained in this Agreement for reasons other than gross negligence or willful misconduct of such Indemnified Party.  In calculating the amount of any Losses of an Indemnified Party hereunder, there shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any. Notwithstanding the foregoing, the Seller shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the aggregate total purchase price.

9.   Miscellaneous.

(a)           Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

(b)           Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

(c)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

(d)           Confidentiality. The Buyer and the Seller hereto acknowledge that the terms and conditions of this Agreement, and all schedules, exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party without the prior written consent of the other parties, unless such disclosure is required by applicable laws, regulations or securities exchange rules, including without limitation disclosure by the Buyer contained in any Schedule

13D or Schedule 13D/A under the Securities Exchange Act of 1934 filed by the Buyer with the U.S. Securities and Exchange Commission.

(e)           Fees and Expenses. All legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses. In the event that any party hereto shall commence legal proceedings against any other party to enforce the terms hereof, or to declare rights hereunder, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs including, but not limited to, reasonable attorneys’ fees.

(f)           Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, courier or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

If to Seller:

Jinbo Yao (姚劲波)
North American International Business Center
No. 108 Beiyuan Road, Chaoyang District
Beijing, China
100012

If to Buyer:

WP X Investments IV Ltd.
c/o Warburg Pincus Asia Ltd.
8th Floor, Newton Tower
Sir William Newton Street
Port Louis, Mauritius
Attention: Sharmila Baichoo

With copy to:

Maurice Hoo
Orrick, Herrington & Sutcliffe
43rd Floor, Gloucester Tower
The Landmark
15 Queen’s Road
Central, Hong Kong

(g)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to such state’s conflicts of laws principles.

(h)           Arbitration. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules.  There shall be three arbitrators.  The language to be used in the arbitration proceedings shall be English.  Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

SELLER:

NIHAO CHINA CORPORATION

By:	/s/ Jinbo Yao

Its:	Director

BUYER:

WP X INVESTMENTS IV Ltd.

By:	/s/ Sharmila Baichoo

	Name:	Sharmila Baichoo
	Title:	Authorized Representative

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SHARE PURCHASE AGREEMENT